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                                                                    EXHIBIT 10.5

                          JOINT DEVELOPMENT AGREEMENT

   This Joint Development Agreement ("Agreement") dated as of the _____day of November, 1999 ("Effective Date") is by and between ILLUMINA, INC., a California corporation, located at 9390 Towne Centre Drive, Suite 200, San Diego, CA 92121-3015 ("Illumina"), and PE CORPORATION, a Delaware corporation, through its PE Biosystems Group, located at 850 Lincoln Centre Drive, Foster City, CA 94404 ("PEB").


                                   Background

     Illumina has certain skills, proprietary technology and know-how related to the manufacture, design and use of Assembled Arrays.

     PEB has certain skills, proprietary technology and know-how related to the development of bioanalytical instrumentation systems and associated reagents, and the marketing, sales and support of products incorporating such systems.

     Illumina and PEB desire to enter into a Joint Development Program with the objective of developing and commercializing products based on bioanalytical instrumentation systems incorporating Assembled Arrays.

     Illumina and PEB will enter into a Series C Stock Purchase Agreement as of the Effective Date, whereby PEB will purchase 1,250,000 shares of Illumina's stock at a share price of $4.00 per share (the "Equity Agreement").

                                   Agreement

1.   Definitions

     1.1.  "Affiliate" means

          (A) an organization of which 50% or more of the voting stock is controlled or owned directly or indirectly by either Party;

          (B) an organization that directly or indirectly owns or controls 50% or more of the voting stock of a Party;

          (C) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either Party; or

          (D) an organization under (A), (B), or (C) immediately above in which the amount of the ownership is less than 50% and that amount is the maximum amount permitted by law.

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1.2.  "Intellectual Property Rights" means all intellectual property rights worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, the following:

      (A) all patents, patent applications and patent rights, including divisions, continuations, renewals, reissues, continuing prosecution, and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired;

      (B) all rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask works, mask work applications, and mask work registrations;

      (C) all rights relating to the protection of trade secrets and confidential information; and

      (D)  all know-how.

1.3. "Pre-Collaboration Illumina Intellectual Property" means all Intellectual Property Rights that are owned by, either partially or wholly, or licensed to, or otherwise controlled by, Illumina as of the Effective Date.

1.4. "Collaboration Illumina Intellectual Property" means all Intellectual Property Rights arising out of work performed under this Agreement that are conceived solely by one or more employees or agents of Illumina or its Affiliates.

1.5. "Collaboration Joint Intellectual Property" means all Intellectual Property Rights arising out of work performed under this Agreement, that are jointly conceived by one or more employees or agents of Illumina, and by one or more employees or agents of PEB or its Affiliates.

1.6. "Pre-Collaboration PEB Intellectual Property" means all Intellectual Property Rights that are owned by, either partially or wholly, or licensed to, or otherwise controlled by, PEB or its Affiliates as of the Effective Date, and that are necessarily infringed by the manufacture or use of Instruments.

1.7. "Collaboration PEB Intellectual Property" means all Intellectual Property Rights arising out of work performed under this Agreement that are conceived solely by one or more employees or agents of PEB or its Affiliates.

1.8. "Subject Patent" means any patent or patent application claiming or disclosing Pre-Collaboration Illumina Intellectual Property, Collaboration Illumina Intellectual Property, Collaboration Joint Intellectual Property,

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      Pre-Collaboration PE Intellectual Property or Collaboration PEB
      Intellectual Property, including any Related Patents.

1.9. "Subject Intellectual Property" means Pre-Collaboration Illumina Intellectual Property, Collaboration Illumina Intellectual Property, Collaboration Joint Intellectual Property, Pre-Collaboration PEB Intellectual Property, or Collaboration PEB Intellectual Property, including Subject Patents.

1.10. "Net Sales" means:

      (A) with respect to sales by a Party, or an Affiliate of a Party, to non-affiliated third party purchasers, the actual amount of gross sales of Collaboration Product to a third party, less: trade, cash and quantity discounts, if any, actually allowed, amounts refunded for faulty or defective product, returns, rejections, freight, insurance and other transportation costs, tariffs, duties and similar governmental charges paid (except income taxes);

      (B) with respect to sales by a Party made to any Affiliate, the Net Sales will be determined as if such Collaboration Product had been sold to a non-affiliated third party purchaser at an average Net Sales for such Collaboration Product during the immediately preceding 120 days; and

      (C) with respect to Collaboration Product that is used by a Party, or an Affiliate of a Party, to supply services or information to a third party for commercial purposes, or are otherwise disposed of, excluding demonstration or other marketing activities performed for no or de minimis compensation, the Net Sales will be determined as if such Collaboration Product had been sold to a non-affiliated third party purchaser at the average Net Sales for such Collaboration Product during the immediately preceding 120 days.

1.11. "Manufacturing Cost" means the fully-burdened manufacturing cost of a product as determined using a Party's customary practices and procedures in accordance with United States generally accepted accounting principles ("GAAP") including the following: direct material cost, material overhead cost, direct labor cost, fixed manufacturing overhead cost, variable manufacturing overhead cost, manufacturing variance cost, and third-party royalties (excluding up-front payments).

1.12.  "Gross Margin" means Net Sales less Manufacturing Cost.

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1.13.  "Sales and Marketing Cost" means the fully-burdened cost associated with marketing, selling, distributing and supporting a product as determined using a Party's customary practices and procedures in accordance with GAAP including the following: installation cost, warranty cost, distribution cost, direct marketing cost, marketing overhead cost, direct selling cost, and selling overhead cost, and subject to Sections 4.1.3 and 5.1(C).

1.14. "Ongoing R&D Cost" means the fully-burdened cost associated with ongoing research and development to improve or develop new Collaboration Product after the New Product Release of a Collaboration Product, and subject to Sections 4.1.4 and 5.1 (D).

1.15. "Residual Gross Margin" means Gross Margin less (A) Sales and Marketing Cost and (B) Ongoing R&D Cost.

1.16. "Party" means Illumina or PEB and, when used in the plural, means Illumina and PEB.

1.17.  "Related Patent" means any patent or patent application that:

       (A)  claims substantially the same subject matter as a Subject Patent;

       (B) claims improvements to inventions disclosed or claimed in a Subject Patent and requires rights under the Subject Patent to exploit such improvements;

       (C) claims priority to a Subject Patent, including but not limited to continuation applications and patents, continuation-in-part applications and patents, divisional applications and patents, reexamination applications and patents, reissue applications and patents, and continuing prosecution applications and patents;

       (D)  is a parent of a  Subject Patent; or

       (E) any foreign equivalents of a Subject Patent or any patent or patent application set forth in (A), (B), (C) or (D) immediately above.

1.18. "PEB DNA Synthesis and Purification Patents" means U.S. Patent Nos. 4,997,927 (GBF), 4,458,066, 5,132,418, 5,153,319, 4,973,679 (Caruthers
       Process), and 4,415,732, 4,668,777, 4,500,707 (Caruthers Reagents),
       including any Related Patent.

1.19. "Start Development Checkpoint" means that point in a project at which, under PEB's ISO 9001 procedures, a report is produced which documents

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       that the following parameters have been established with respect to a
       Collaboration Product:

       (A)  technical feasibility;

       (B) determination of funding and staffing levels required to effect New Product Release;

       (C) product definition and specifications, including a target minimum sales price; and

       (D)  a schedule for New Product Release.

1.20. "New Product Release" means that stage in the development of a Collaboration Product at which, under PEB's ISO 9001 procedures, unrestricted sale of the Collaboration Product to unaffiliated third-party customers is authorized.

1.21. "Quarter" means a three month period beginning on or about the first day of January, April, July or October next following the Effective Date, and each three month period thereafter, except that the first Quarter will include the period from the Effective Date to the first day of the nearest such three month period after the Effective Date. Precise dates for the beginning and ending of Quarters may vary in accordance with PEB's customary accounting practices and procedures in accordance with GAAP. Upon Illumina's request, PEB will provide Illumina with a schedule of PEB's fiscal Quarters.

1.22. "Assembled Array" means an array of microspheres having chemical functionality attached thereto distributed on a patterned substrate, as generally described in U.S Patent Application No.08/818,199.

1.23. "Zip Code Chemistry" means a nucleic acid sequence detection method employing a sequence-specific hybridization pull-out step subsequent to a chemical or enzymatic polynucleotide ligation reaction, as generally described in International Patent Application No. WO 97/31256.

1.24. "Instrument" means a device, including software required to operate the device and image assembly software, designed to perform assays in combination with an Assembled Array, and that is developed under the Joint Development Program.

1.25. "Reagent" means a composition comprising enzymes, probes, PCR primers, or buffers necessary to effect Zip Code Chemistry used in combination with an Assembled Array, and that is developed under the Joint Development Program.

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1.26.  "Early Access Program" means a program in which one or more third parties or Affiliates are given access to Beta Prototype Collaboration Product prior to New Product Release in return for a fee, including the providing of service or information to a third party by Illumina.

1.27. "Beta Prototype" means a prototype Instrument that is assembled during the development of a Collaboration Product under the Joint Development Program for the purpose of design verification. Beta Prototype units are built by hand by the manufacturing department in consultation with the research department in limited numbers using few or no tooled parts. With respect to PEB's ISO 9001 procedures, the terms "Beta Prototype" and VTS Instrument" may be used interchangeably.

1.28.  "Collaboration Product" means Instrument, Reagent, or Assembled Array.

1.29. "Collaboration Field" means the field of Zip Code Chemistry used in combination with Assembled Arrays.

1.30. "Nucleic Acid Analysis Field" means the field of characterization of a nucleic acid sample including but not limited to the determination of the relative abundance of the nucleic acid, all or part of a sequence of the nucleic acid, or variations in the sequence of the nucleic acid. The Nucleic Acid Analysis Field excludes the Collaboration Field.

1.31. "Joint Development Program" means the collaborative development and commercialization program to be conducted by Illumina and PEB as defined herein.

1.32. "Confidential Information" means confidential knowledge, know-how, practices, processes, equipment, or other information that:

       (A) is disclosed by a Party in a tangible form and is clearly labeled as confidential or proprietary at the time of disclosure; or,

       (B) is disclosed by a Party in nontangible form, and is summarized in a writing that is delivered to the other Party within 30 days after disclosure; or,

       (C) is disclosed by a Party under circumstances in which a reasonable person would understand that such information is confidential and proprietary to the disclosing Party.

       Notwithstanding (A), (B), and (C) immediately above, Confidential Information will not include, and nothing in Section 7 will in any way restrict the rights of either Illumina or PEB to use, disclose or otherwise

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       deal with, any information that:

       (A) was in the public domain as of the Effective Date or comes into the public domain during the term of this Agreement through no act of the receiving Party; or,

       (B) was independently known to the receiving Party prior to the receipt thereof, or made available to the receiving Party as a matter of lawful right by a third party; or,

       (C) is independently conceived, invented or acquired by the receiving Party by persons who were not exposed to the information.

2.  Exclusivity; Costs; Diligence

    2.1.  Exclusivity. Except as may be expressly permitted herein, during the
          -----------
          term of this Agreement neither Party nor its Affiliates will design, develop, manufacture, market, sell, distribute or service any Collaboration Product within the Collaboration Field except in accordance with the terms and conditions of this Agreement.

    2.2.  Responsibility for Costs. Except as provided in Section 3.7, each
          ------------------------
          Party will be responsible for its own costs and expenses in connection with its activities in furtherance of the Joint Development Program.

    2.3.  Diligence. The Parties will use commercially reasonable efforts to
          ---------
          conduct the Joint Development Program in accordance with the terms and conditions of this Agreement.

3.  Development of Collaboration Product

    3.1.  Responsibilities. In consultation with Illumina, PEB will have primary
          ----------------
          responsibility for definition of Collaboration Product, and development of Instruments and Reagents. In consultation with PEB, Illumina will have primary responsibility for development of Assembled Arrays. Illumina and PEB will share responsibility for development of particular assays to be used in conjunction with Collaboration Product. Primary responsibilities may be reallocated by the Joint Steering Committee.

    3.2.  Information Exchange. The Parties will keep each other informed with
          --------------------
          respect to all activities directly related to the Joint Development Program, including without limitation access to design plans and drawings, specifications, engineering change orders, software, supplier information, nucleic acid sequences, processes, materials, and chemistries directly related to Collaboration Product. Both Parties will participate in engineering milestone reviews for Collaboration Product.

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    3.3.  Work Plan. Development of Collaboration Product may be conducted by
          ---------
          the Parties in accordance with a Work Plan The Work Plan may be modified as required from time to time by the Joint Steering Committee.

    3.4.  Development Teams.  Each Party will assign personnel to its
          -----------------
          development team with the appropriate skills and experience to accomplish the work established in the Work Plan. It is expected that such teams will work together to accomplish the objectives of the Joint Development Program including, if appropriate, conducting efforts at the same facility.

    3.5.  Exchange of Instruments, Reagents and Assembled Arrays for Internal
          -------------------------------------------------------------------
          Use Within the Collaboration Field.
          ----------------------------------

          3.5.1. Provision of Instruments and Reagents to Illumina. PEB will
                 -------------------------------------------------
                 provide Instruments and Reagents to Illumina, as such Instruments and Reagents become available to PEB, for Illumina's internal use in furtherance of the Joint Development Program and not for resale, services, or other use except as provided in Section 3.6. The number of Instruments and the quantity of Reagents so provided will be determined by the Joint Steering Committee.

          3.5.2. Provision of Assembled Arrays to PEB. Illumina will provide
                 ------------------------------------
                 Assembled Arrays to PEB, as such Assembled Arrays become available to Illumina, for PEB's internal use in furtherance of the Joint Development Program and not for resale, services, or other use except as provided in Section 3.6. The number of Assembled Arrays so provided will be determined by the Joint Steering Committee.

    3.6.  Early Access Program. Illumina and PEB may manage the release of Beta
          --------------------
          Prototype Instrument through an Early Access Program. Illumina will, in consultation with PEB, have the primary responsibility for identifying participants in the Early Access Program. Illumina will receive any income derived from the Early Access Program. Illumina will reimburse PEB for PEB's direct manufacturing and support costs relating to the provision of Beta Prototype Instrument and any associated Reagents used in the Early Access Program to the extent that PEB's expenses do not exceed Illumina's income. No more than [*] Beta Prototype Instruments will be provided for use in the Early Access Program. At the conclusion of the Early Access Program, all Beta Prototype Instruments will be returned to PEB. Unless otherwise agreed to by the Parties in writing, the term of the Early Access Program will end upon the New Product Release of the relevant Instrument. Except, in no event will the term of the Early Access Program be less than 6 months from the time at which each Beta Prototype Instrument first become available.

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    3.7.  Development Funding to Illumina. PEB [*] to Illumina [*] in
          -------------------------------
          development funding to be used by Illumina to partially finance Illumina's activities in furtherance of the Joint Development Program. The [*] will be paid out to Illumina according to the schedule and conditions set forth in Exhibit 1. If the conditions are not achieved by Illumina on schedule as set forth in Exhibit 1, development funding will accrue according to the schedule. At such time as Illumina achieves the conditions set forth in Exhibit 1 and provided that the Agreement has not been terminated, PEB will pay Illumina all accrued development funding and continue paying future development funding according to the schedule set forth in Exhibit 1. PEB [*] for such development funding [*] for a given Quarter as set forth in Section 4.3.

4.  Commercialization of Collaboration Product

    4.1.  Responsibilities.
          ----------------

          4.1.1.  Manufacture of Assembled Arrays. Assembled Arrays will be
                  -------------------------------
                  exclusively manufactured by Illumina or its designate in consultation with PEB and transferred to PEB as provided under
                  Section 4.2.

          4.1.2.  Manufacture of Instruments and Reagents. Instruments and
                  ---------------------------------------
                  Reagents will be exclusively manufactured by PEB or its designate in consultation with Illumina. Subject to any required licenses, Illumina may manufacture oligonucleotides for its internal use within the Collaboration Field. For the avoidance of doubt, it is understood by Illumina that no rights under PEB DNA Synthesis and Purification Patents are granted by this Agreement, either expressly, impliedly, or by estoppel.

          4.1.3.  Marketing, Sales and Support. Collaboration Product will be
                  ----------------------------
                  exclusively marketed, sold and supported (including service, customer training and application support) through the marketing, sales and service organizations of PEB, its Affiliates and distributors, in accordance with a marketing plan to be developed by PEB in consultation with Illumina. Budgets for marketing, sales, and support activities relating to Collaboration Product will be subject to the approval of the Joint Steering Committee. Unless decided otherwise by the Joint Steering Committee, Sales and Marketing Cost will be at least 15% of annual Net Sales but no more than 30% of annual Net Sales. Marketing literature dedicated to Collaboration Product will be marked so as to indicate that the

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                  Collaboration Product is a product of both PEB and Illumina, and PEB and Illumina will be referenced in the dedicated marketing literature with equal prominence.

          4.1.4.  Ongoing Research and Development. After the New Product
                  --------------------------------
                  Release of a Collaboration Product, the Joint Steering Committee may elect to support ongoing research and development to improve the Collaboration Product. The allocation of such research and development between Parties will be decided by the Joint Steering Committee and reimbursed to each Party pro rata to each Party's share of the research and development expenses for such year.

     4.2  Transfer of Assembled Arrays to PEB for Resale by PEB.
          -----------------------------------------------------

          4.2.1.  Supply Agreement. Illumina will transfer to PEB Assembled
                  ----------------
                  Arrays for use in Collaboration Product used to generate Net Sales. Prior to 90 days before a New Product Release of a Collaboration Product, the Parties will enter into a supply agreement to be negotiated in good faith between the Parties which, consistent with this Agreement, will govern the transfer of Assembled Arrays from Illumina to PEB. The supply agreement will contain provisions which, in addition to customary warranty, representations and indemnification provisions, will set forth a commercially reasonable plan for Illumina to supply Assembled Arrays to PEB in satisfaction of PEB's reasonable requirements as to volume, cost, physical specifications, regulatory requirements and schedule, and obligate Illumina to provide technical support to PEB (but not directly to PEB's customers).

          4.2.2.  Forecasts. Within 90 days prior to the date of a New Product
                  ---------
                  Release, and prior to the end of each calendar month thereafter, PEB will submit to Illumina a 6 month rolling forecast of PEB's estimated requirements for Assembled Arrays. The forecast is an estimate only, and does not constitute an order by PEB or any commitment by PEB to purchase the amount of Assembled Arrays shown in the forecast. Any order of Assembled Arrays by PEB will be in the form of a purchase order. The Joint Steering Committee will determine an appropriate level of inventory for Assembled Arrays based upon forecasts and Illumina's demonstrated manufacturing capacity. If the Joint Steering Committee elects to maintain more than 3 months of inventory of Assembled Arrays ("Excess Inventory"), PEB will assume the financial burden for the Excess Inventory by reimbursing Illumina for its Manufacturing Cost associated with the Excess Inventory within 30 days of the date of delivery by Illumina to PEB of the Excess Inventory.

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         4.2.3.  Illumina Unwilling or Unable to Supply Assembled Arrays. If
                 -------------------------------------------------------
                 Illumina is unwilling or unable to supply Assembled Arrays to PEB in accordance with this Section 4.2, or, if Illumina refuses to negotiate in good faith with respect to entering into such an agreement, the Assembled Arrays may be manufactured by PEB or its designate, under the conditional no exclusive license set forth in Section 6.3.3, and subject to the payment obligations of Section 4.3. Illumina will provide PEB reasonable assistance with respect to PEB's or its designate's manufacture of Assembled Arrays, including the transfer of know-how and documentation directly related to manufacture of Assembled Arrays.

     4.3.  Value Sharing. After first reimbursing each Party's Manufacturing
           -------------
           Cost, next reimbursing each Party's Sales and Marketing Costs and then reimbursing each Party's Ongoing R&D Costs, PEB will pay Illumina [*] of Residual Gross Margin of Collaboration Product sold by PEB, its Affiliates, and distributors ("Illumina Share"), less monies owed to PEB for reimbursement of development funding provided to Illumina under Section 3.7. The balance of Gross Margin will be retained by PEB. If Residual Gross Margin becomes negative in any Quarter, PEB will accrue such losses. These accrued losses will be repaid to PEB from future Illumina Share before any future Residual Gross Margin is paid to Illumina. Illumina Share will be paid to Illumina as set forth in Sections 4.3.1, 4.3.2, 4.3.3, and 13.4.

           4.3.1.  Payment to Illumina of Actual Illumina Share. At the end of
                   --------------------------------------------
                   each Quarter in which Net Sales are realized ("Revenue Quarter"), PEB will pay to Illumina the actual Illumina Share earned for that Quarter.

           4.3.2.  Pre-payment to Illumina of Estimated Illumina Share.
                   ---------------------------------------------------
                   Beginning with the second Revenue Quarter, and for each Quarter thereafter, in addition to payment to Illumina of the actual Illumina Share for the previous Quarter under Section 4.3.1, PEB will pay to Illumina an estimated Illumina Share for the Quarter. The amount of the estimated Illumina Share will be equal to the actual Illumina Share for the previous Quarter. The estimated Illumina Share will be paid to Illumina in equal monthly installments during the Quarter.

           4.3.3.  Reconciliation. At the end of the second Revenue Quarter, and
                   --------------
                   at the end of each Quarter thereafter, PEB will determine the difference between the actual Illumina Share for that Quarter and the estimated Illumina Share for that Quarter. Illumina will be charged or credited depending on whether the estimated Illumina Share represents an overpayment or an underpayment, respectively, for that Quarter.

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     4.4.  Supply of Instruments to Illumina for Use by Illumina Outside of the
           --------------------------------------------------------------------
           Collaboration Field. PEB will supply Instruments to Illumina for use
           -------------------
           by Illumina outside of the Collaboration Field ("OEM Instruments") under a supply agreement to be negotiated in good faith between the Parties. Except as otherwise provided for in Section 4.4.1 or in the supply agreement, Illumina or its designate will be solely responsible for all marketing, sales and support (including without limitation service, customer training and application support) of OEM Instruments. The transfer price for OEM Instrument will be the lower of (i) [*] below the then-current list price or (ii) [*] below the average selling price charged for Instruments sold to non-affiliated third party purchasers during the preceding Quarter.

           4.4.1.  OEM Instrument for Use Inside the [*]. Illumina will not
                   --------------------------------------
                   distribute OEM Instrument within the [*] through third parties without first providing PEB the opportunity to distribute the OEM Instrument, as follows. If Illumina desires to distribute the OEM Instrument within the [*] through a third party, then Illumina will so notify PEB of its desire in writing, the notice to include a reasonable description of the proposed OEM Instrument, including the particular application of the OEM Instrument, sufficient for PEB to meaningfully evaluate its technical and commercial merits. Thereafter, PEB will have a period of 45 days after receipt of the notice to evaluate the opportunity and to notify Illumina in writing that PEB has elected to distribute the OEM Instrument under the terms and conditions of Section 4.3 of this Agreement. For the avoidance of doubt, the value sharing in Section 4.3 applies only to net sales of OEM Instruments, not reagents and Assembled Arrays outside the Collaboration Field. Alternatively, if PEB declines to distribute the OEM Instrument, or fails to notify Illumina of its election to distribute the OEM Instrument within the 45 day period, Illumina may distribute the OEM Instrument through a third party distributor.

           4.4.2.  PEB Unwilling or Unable to Supply OEM Instruments. If PEB is
                   -------------------------------------------------
                   unwilling or unable to supply OEM Instrument to Illumina in accordance with this Section 4.4, or, if PEB refuses to negotiate in good faith with respect to entering into such an agreement, the OEM Instrument may be manufactured by Illumina or its designate, under the conditional non-exclusive license set forth in Section 6.3.6, and subject to the royalty obligations of Section 6.3.8. PEB will provide Illumina reasonable assistance with respect to Illumina's or its designate's manufacture of OEM Instruments, including the transfer of know-how and documentation directly related to manufacture of OEM Instruments.

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5.   Joint Steering Committee

     5.1.  Purpose. A joint steering committee will be established to oversee
           -------
           the Joint Development Program established by this Agreement ("Joint Steering Committee"). The duties of the Joint Steering Committee will include, but not be limited to, the following:

           (A) oversight of all aspects of the Joint Development Program, including definition, development, manufacturing (supply), marketing, sales, and support of Collaboration Product;

           (B)  implementation of changes to the Work Plan;

           (C) approval of annual sales and marketing budgets for Sales and Marketing Cost;

           (D)  approval and allocation of annual budgets for Ongoing R&D Cost;

           (E) allocation of Instruments, Assembled Arrays, and Reagents to Affiliates should either be in limited supply;

           (F) organization of development teams and oversight of their activities;

           (G) review of forecasts for Net Sales of Collaboration Products provided by PEB at least 90 days prior to New Product Release and Quarterly thereafter; and

           (H) resolution of disputes arising under this Agreement as set forth in Section 5.4.


     5.2.  Membership. The Joint Steering Committee will be comprised of 3
           ----------
           employees from Illumina and 3 employees from PEB, appointed at the sole discretion of the respective Parties. Substitute employees may be appointed at any time. The Joint Steering Committee will be chaired in the first year by a senior representative from PEB, and thereafter on a rotating annual basis, by a senior representative from Illumina or PEB. The initial composition of the Joint Steering Committee will be as follows:

           For Illumina:   John R. Stuelpnagel
                           Mark S. Chee
                           Richard J. Pytelewski

           For PEB:        J. William Efcavitch
                           Dawn E. Madden

                           Elaine J. Heron

     5.3.  Meetings. The Joint Steering Committee will meet as often as is
           --------
           reasonably necessary to accomplish its purpose but at least quarterly, on a mutually agreeable date and at a place selected initially by PEB and then by each Party in turn thereafter. Representatives of Illumina or PEB, or both, in addition to members of the Joint Steering Committee, may attend such meetings at the invitation of either Party.

     5.4.  Joint Steering Committee Decisions and Dispute Resolution. Decisions
           ---------------------------------------------------------
           by the Joint Steering Committee will be made by consensus. If the Joint Steering Committee is unable to reach agreement, within 10 business days the matter will be submitted for resolution to the President of Illumina and the President of the PE Biosystems Group. In the event that the Presidents of each Party cannot reach agreement within 10 business days after receiving notice from the Joint Steering Committee, which period may be extended by mutual agreement of the Parties, then either Party may initiate arbitration in accordance with the rules and procedures set forth in Exhibit 2.

     5.5.  Expenses. The Parties will each bear all expenses of their respective
           --------
           members related to their participation on the Joint Steering
           Committee.

6.  Intellectual Property; Patent Prosecution and Litigation; Licenses;
    Trademarks

     6.1.  Ownership of Intellectual Property.
           ----------------------------------

           6.1.1.  Pre-Collaboration Illumina Intellectual Property and
                   ----------------------------------------------------
                   Collaboration Illumina Intellectual Property. All rights and
                   --------------------------------------------
                   title to Pre-Collaboration Illumina Intellectual Property and Collaboration Illumina Intellectual Property, whether patentable or copyrightable or not, will belong to Illumina and will be subject to the terms and conditions of this Agreement.

           6.1.2.  Collaboration Joint Intellectual Property. All rights and
                   -----------------------------------------
                   title to Collaboration Joint Intellectual Property, whether patentable or copyrightable or not, will belong jointly to PEB and Illumina and will be subject to the terms and conditions of this Agreement. Each Party will have the right to independently practice the Collaboration Joint Intellectual Property, without accounting to the other Party, only to the extent that the practice of the Collaboration Joint Intellectual Property by PEB does not require rights under Pre-Collaboration Illumina Intellectual Property, Collaboration Illumina Intellectual Property, or any other Intellectual Property Rights owned by, either partially or wholly, or licensed to Illumina

                   (subject to Sections 6.3.1, 6.3.2, and 6.3.3), and that practice of the Collaboration Joint Intellectual Property by Illumina does not require rights under Pre-Collaboration PEB Intellectual Property, Collaboration PEB Intellectual Property, or any other Intellectual Property Rights owned by, either partially or wholly, or licensed to PEB (subject to Sections 6.3.5, 6.3.6 and 6.3.7). Additionally, each Party will have the right but not the obligation to bring, at its own expense, an infringement action against any third party under its interest in Joint Collaboration Intellectual Property, subject to the same limitations set forth above with respect to the practice of the Joint Collaboration Intellectual Property by Illumina or PEB. The Parties will assist one another and cooperate in any such litigation at the other's reasonable request, and, if a Party is necessary in order to institute or maintain an infringement suit by the other Party as defined by law, that Party agrees to be joined in the suit.

           6.1.3.  Pre-Collaboration PEB Intellectual Property and Collaboration
                   -------------------------------------------------------------
                   PEB Intellectual Property. All rights and title to Pre-
                   -------------------------
                   Collaboration PEB Intellectual Property and Collaboration PEB Intellectual Property, whether patentable or copyrightable or not, will belong to PEB and will be subject to the terms and conditions of this Agreement.

     6.2.  Filing of Patent Applications.
           ------------------------------

           6.2.1.  Collaboration Illumina Intellectual Property. Illumina will
                   --------------------------------------------
                   have the first right, using in-house or outside legal counsel selected by Illumina's sole discretion, to prepare, file, prosecute, maintain and extend patent applications for Collaboration Illumina Intellectual Property in countries of Illumina's choosing. Illumina will bear all costs relating to such activities. Illumina will solicit PEB's advice and review of the patent applications, and Illumina will take into consideration PEB's advice thereon. If Illumina elects not to prepare, file, prosecute or maintain certain of the patent applications or certain claims encompassed within the patent applications, in one or more countries, Illumina will give PEB notice thereof within a reasonable period prior to allowing the patents or claims to lapse or become abandoned or unenforceable, and PEB will thereafter have the right, at its sole expense and discretion, to prepare, file, prosecute, and maintain the patent applications in the name of PEB in the one or more countries. Illumina will, at Illumina's expense, assign the patent applications to PEB and provide reasonable assistance to PEB to facilitate the filing and prosecution of all the patent applications that Illumina has elected not to pursue, and Illumina will execute all documents deemed necessary or desirable therefor. Subject to any future license agreement between the Parties, PEB will provide to Illumina a royalty-free non-exclusive license, with right to sublicense, under all the patent applications that Illumina has elected not to pursue and PEB has elected to pursue under this Section 6.2.1. If claims describing Collaboration Illumina Intellectual Property are combined in a patent application with claims describing Pre-Collaboration Illumina Intellectual Property, PEB's rights under this Section 6.2.1 will be limited to those claims describing Collaboration Illumina Intellectual Property. PEB and Illumina will each hold all information it presently knows or acquires under this Section 6.2.1 as Confidential Information in accordance with Section 7.

           6.2.2.  Collaboration PEB Intellectual Property. PEB will have the
                   ---------------------------------------
                   first right, using in-house or outside legal counsel selected by PEB's sole discretion, to prepare, file, prosecute, maintain and extend patent applications for Collaboration PEB Intellectual Property in countries of PEB's choosing. PEB will bear all costs relating to such activities. PEB will solicit Illumina's advice and review of the patent applications, and PEB will take into consideration Illumina's advice thereon. If PEB elects not to prepare, file, prosecute or maintain certain of the patent applications or certain claims encompassed within the patent applications, in one or more countries, PEB will give Illumina notice thereof within a reasonable period prior to allowing the patents or claims to lapse or become abandoned or unenforceable, and Illumina will thereafter have the right, at its sole expense and discretion, to prepare, file, prosecute, and maintain the patent applications in the name of Illumina in the one or more countries. PEB will, at PEB expense, assign said patent applications to Illumina and provide reasonable assistance to Illumina to facilitate the filing and prosecution of all the patent applications that PEB has elected not to pursue, and PEB will execute all documents deemed necessary or desirable therefor. Subject to any future license agreement between the Parties, Illumina will provide to PEB a royalty-free non-exclusive license, with right to sublicense, under all the patent applications that PEB has elected not to pursue and Illumina has elected to pursue under this Section 6.2.2. If claims describing Collaboration PEB Intellectual Property are combined in a patent application with claims describing Pre-Collaboration PEB Intellectual Property, Illumina's rights under this Section 6.2.2 will be limited to those claims describing Collaboration PEB Intellectual Property. PEB and Illumina will each hold all information it presently knows or acquires under this Section 6.2.2 as Confidential Information in accordance with Section 7.

           6.2.3.  Collaboration Joint Intellectual Property. PEB and Illumina
                   -----------------------------------------
                   will jointly have the right, using in-house or outside legal counsel selected by both Parties, to prepare, file, prosecute, maintain and extend patent applications for Collaboration Joint Intellectual Property in countries of the Party's choosing. But, if the practice of the Collaboration Joint Intellectual Property would necessarily infringe claims of patents or patent applications claiming Pre-Collaboration PEB Intellectual Property, the Collaboration Joint Intellectual Property will, for the purposes of this Section
                   6.2.3 only, be treated as Collaboration PEB Intellectual Property under Section 6.2.2; and, if the practice of the Collaboration Joint Intellectual Property would necessarily infringe claims of patents or patent applications claiming Pre-Collaboration Illumina Intellectual Property, the Collaboration Joint Intellectual Property will, for the purposes of this Section 6.2.3 only, be treated as Collaboration Illumina Intellectual Property under Section
                   6.2.1. If only one Party ("Filing Party") desires to file a patent application in one or more countries, then the Filing Party will thereafter have the right, at its sole expense, to prepare, file, prosecute, and maintain the applications in its own name in the one or more countries. The other Party will, at its own expense, assign said patent applications to the Filing Party and provide reasonable assistance to the Filing Party to facilitate the filing and prosecution of all the patent applications that the other Party has elected not to pursue, and the other Party will execute all documents deemed necessary or desirable therefor. The Filing Party will provide to the other Party a royalty-free non-exclusive license, with right to sublicense, under all the patent applications that the other Party has elected not to pursue and the Filing Party has elected to pursue under this Section
                   6.2.3. PEB and Illumina will each hold all information it presently knows or acquires under this Section 6.2.3 as Confidential Information in accordance with Section 7.

     6.3.  Licenses of Intellectual Property.
           ---------------------------------

           6.3.1.  Exclusive License to PEB for Instruments and Reagents.
                   -----------------------------------------------------
                   Subject to the exclusivity obligations of Section 2, payment obligations under Section 4.3, and Illumina's reservation of rights under Section 6.3.4, Illumina grants to PEB an exclusive royalty-free license under Illumina's interest in Subject Intellectual Property to make, have made, import, use, offer to sell, and sell Instruments and Reagents in the Collaboration Field.

           6.3.2.  Exclusive License to PEB for Assembled Arrays. Subject to the
                   ---------------------------------------------
                   exclusivity obligations of Section 2, payment obligations under

                   Section 4.3, and Illumina's reservation of rights under
                   Section 6.3.4, Illumina grants to PEB an exclusive royalty-free license under Illumina's interest in Subject Intellectual Property to use, offer to sell, and sell Assembled Arrays in the Collaboration Field.

           6.3.3.  Conditional Non-Exclusive License to PEB for Assembled
                   -------------------------------------------------------
                   Arrays. In the event that Illumina is unwilling or unable to
                   ------
                   supply Assembled Arrays to PEB under Section 4.2.3, or if this Agreement is terminated by PEB under Section 11.2.2 and subject to payment obligations under Section 4.3, Illumina grants to PEB an exclusive royalty-free world-wide license under Illumina's interest in Subject Intellectual Property to make, have made, and import Assembled Arrays in the Collaboration Field.

           6.3.4.  Illumina's Reservation of Rights. Notwithstanding the license
                   --------------------------------
                   grants of Sections 6.3.1, 6.3.2, and 6.3.3, Illumina retains the right to use Instruments, Reagents, and Assembled Arrays in the Collaboration Field for Illumina's internal use in furtherance of the Joint Development Program and not for resale, services or other use except as provided for in the Early Access Program set forth in Section 3.6.

           6.3.5.  Non-Exclusive License to Illumina for Instruments. Subject to
                   -------------------------------------------------
                   the distribution restrictions of Section 4.4.1, PEB grants to Illumina a non-exclusive royalty-free world-wide license under PEB's interest in Subject Intellectual Property to use, offer to sell, and sell Instruments outside of the Collaboration Field.

           6.3.6.  Conditional Non-Exclusive License to Illumina for
                    -------------------------------------------------
                   Instruments. Subject to the royalty obligation of Section
                   -----------
                   6.3.8, and in the event that PEB is unwilling or unable to supply OEM Instrument to Illumina under Section 4.4.2, or if this Agreement is terminated by Illumina under Section 11.2.2, PEB grants to Illumina a non-exclusive royalty-bearing world-wide license under PEB's interest in Subject Intellectual Property to make, have made, and import, Instruments outside of the Collaboration Field.

           6.3.7.  Non-Exclusive License to Illumina for Instruments Developed
                   -----------------------------------------------------------
                   Outside the Joint Development Program. Subject to the royalty
                   -------------------------------------
                   obligation of Section 6.3.8, PEB grants to Illumina a non-exclusive royalty-bearing world-wide license under PEB's interest in Collaboration PEB Intellectual Property to make, have made, use, import, offer to sell, and sell instruments (other than Instruments) outside the Collaboration Field.

           6.3.8.  Royalties. Illumina will pay to PEB a royalty of [*] of Net
                   ---------
                   Sales of Instruments or other instruments sold or otherwise disposed of under the non-exclusive license granted to Illumina under Section 6.3.6 or 6.3.7.

           6.3.9.  No rights other than those expressly granted in this Section
                   6.3 are hereby granted or intended to be granted to or by either Party, either expressly, impliedly, or by estoppel, under Subject Intellectual Property, or any other Intellectual Property Rights, of either Party.

     6.4.  Interfering Third Party Intellectual Property. If a Party believes
           ---------------------------------------------
           that any activities within the Joint Development Program infringe any Intellectual Property Rights of a third party, that Party will promptly notify the other Party, and the Joint Steering Committee will seek to agree upon the appropriate response to be taken.

     6.5.  Patent Litigation.
           -----------------

           6.5.1.  Defense Against Third Party Claims. In the event of the
                   ----------------------------------
                   institution of any suit by a third party against Illumina or PEB alleging that the manufacture, use, sale, distribution or marketing of Collaboration Product infringes a third party patent, the Party sued will promptly notify the other Party in writing. The other Party will have the right but not the obligation to defend or participate in the defense of such suit at its own expense. Illumina and PEB will assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting Party. The Party conducting such action will have full control over its conduct, including settlement thereof. But, no settlement of an action will be made without the prior written consent of the other Party if such settlement would adversely affect the rights of the other Party, the consent not to be unreasonably withheld or delayed.

           6.5.2.  Prosecution of Infringement Action. In the event that
                   ----------------------------------
                   Illumina or PEB becomes aware of actual or threatened infringement of a patent resulting from Collaboration Illumina Intellectual Property, Collaboration PEB Intellectual Property, or Collaboration Joint Intellectual Property, that Party will promptly notify the other Party in writing. Either owner of a patent resulting from the intellectual property will have the first right but not the obligation to bring, at its own expense, an infringement action against any third party and to use the other Party's name in connection therewith. If an owner of the patent does not commence a particular infringement action within 90 days, the other Party, after

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                   notifying the owner in writing, will be entitled to bring the infringement action at its own expense. The Party conducting the action will have full control over its conduct, including settlement thereof. But, no settlement of an action will be made without the prior written consent of the other Party if such settlement would adversely affect the rights of the other Party, such consent not to be unreasonably withheld or delayed. In any event, Illumina and PEB will assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting Party, and, if a Party is necessary in order to institute or maintain an infringement suit by the other Party as defined by law, that Party will join such suit, represented by its own counsel.

           6.5.3.  Expenses. Illumina and PEB have the right to recover their
                    -------
                   respective actual out-of-pocket expenses, or proportionate share thereof, in connection with any litigation or settlement thereof from any recovery made by any Party. Any excess amount will be shared between PEB and Illumina in an amount proportional to their respective expenses.

           6.5.4.  Information. The Parties will keep one another reasonably
                   -----------
                   informed of the status of their respective activities regarding any such litigation or settlement thereof.

     6.6.  Effect of Bankruptcy. All rights and licenses granted under this
           --------------------
           Agreement by one Party to the other Party are, and will irrevocably be deemed to be, "intellectual property" as defined in Section 101(56) of Title 11, U.S. Code ("Bankruptcy Code"). In the event of the commencement of a case by or against either Party under any Chapter of the Bankruptcy Code, this Agreement will be deemed an executory contract and all rights and obligations hereunder will be determined in accordance with Section 365(n) thereof.

     6.7.  Trademarks and Non-Proprietary Names. The Joint Steering Committee,
           ------------------------------------
           at equally shared expense between each Party, will be responsible for the selection, registration and maintenance of all trademarks that it employs in connection with Collaboration Product, and both Parties will own and control such trademarks jointly for use in the Collaboration Field. Nothing in this agreement will be construed as a grant of rights, by license or otherwise, to either Party to use any trademarks for any purpose other than co-promotion of Collaboration Product as provided in this Agreement. PEB, at its expense, will be responsible for the selection of non-proprietary names for Collaboration Product sold by PEB.

7.   Confidentiality and Non-Solicitation

     7.1.  Non-Disclosure. Because Illumina and PEB will be cooperating with
           --------------
           each other under this Agreement, each may reveal Confidential Information to the other. The Parties agree, by using the same degree of care as each uses for its own information of like importance, but not less than a reasonable degree of care, to hold in confidence any Confidential Information disclosed by the other Party hereunder, and not to disclose any Confidential Information to any third party without the express written consent of the other Party. Each Party will disclose Confidential Information only to its employees or agents who have a need to know. Each Party will use Confidential Information only for purposes of furthering the Joint Development Program. With respect to any Confidential Information that is revealed by a Party to the other Party, this confidentiality requirement will remain in force for a period of 5 years following the date the Confidential Information is revealed.

     7.2.  Responsibility over Employees and Agents. Each Party will assume
           ----------------------------------------
           individual responsibility for the actions and omissions of its respective employees, agents and assigns, and to inform same of the responsibilities for confidentiality under this Agreement, and to obtain their agreement to be bound in the same manner that the Party is bound.

     7.3.  Affiliates. Nothing herein will be construed as preventing either
           ----------
           Party from disclosing any information to an Affiliate of PEB or Illumina for the purpose of furthering the Joint Development Program, provided such Affiliate has undertaken a similar obligation of confidentiality with respect to the Confidential Information.

     7.4.  Bankruptcy. All Confidential Information disclosed by one Party to
           ----------
           the other will remain the intellectual property of the disclosing Party. The bankrupt or insolvent Party will, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other Party's Confidential Information and to ensure that the court or other tribunal maintain such information in confidence in accordance with the terms of this Agreement. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent Party will promptly notify the court or other tribunal

           (A) that Confidential Information received from the other Party under this Agreement remains the property of the other Party; and,

           (B)  of the confidentiality obligations under this Agreement.

     7.5.  Publication. Neither PEB nor Illumina will submit for written or oral
           -----------
           publication any manuscript, abstract or the like that includes data or other information generated and provided by the other Party or otherwise developed by either Party under the Joint Development Program without first obtaining the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed. If written consent or written denial is not provided by the other Party within 90 days, the first Party will have the right to publish. But, the foregoing will not apply to customary literature that is prepared for marketing and sales purposes and that does not contain Confidential Information.

     7.6.  Publicity. Neither Party nor any of its Affiliates will originate any
           ---------
           news relating to this Agreement without the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed. However, within 30 days after the execution of this Agreement the Parties will mutually agree on a joint press release announcing the existence of this Agreement.

     7.7.  Compliance with Statutory Requirements. Nothing in this Agreement
           --------------------------------------
           will be construed as preventing or in any way inhibiting either Party from complying with statutory or regulatory requirements governing the development, manufacture, use, sale, or other distribution, of Collaboration Product in any manner that it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities Confidential Information or other information received from a Party or third parties. The Parties will take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted under this
           Section 7.7.

     7.8.  Non-Solicitation. During the term of the Agreement, and for a period
           ----------------
           of 1 year thereafter, a Party will not solicit any person who is employed by or is an exclusive consultant to the other Party, and directly involved with the Joint Development Collaboration to terminate that person's employment by or consultantcy to the other Party. As used herein, the term "solicit" will mean requesting, directly or indirectly, any employee or consultant to terminate his employment by or consultantcy to a Party.

8.   Representations, Warranties and Covenants

     Each Party represents, warrants and covenants to the other Party that:

           (A) it has the corporate power and authority and legal right to enter into this Agreement and to perform its obligations hereunder;

           (B) the execution and delivery of this Agreement and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Party;

           (C) the execution and delivery of this Agreement and the performance by the Party of any of its obligations under this Agreement do not and will not:

                (1) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to the Party or its properties, or, to the Party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to the Party or its properties, and

                (2) require any consent or approval of any governmental authority or other person;

           (D) each Party will, to the best of its knowledge without undertaking a special investigation, disclose to the other Party any material adverse proceedings, claims or actions that arise that would materially interfere with that Party's performance of its obligations under this Agreement; and

           (E) each Party's employees have executed or will execute agreements whereby all right, title and interest in any Intellectual Property Rights will be assigned to their respective employers.

9.  Indemnification

    9.1.  PEB's Indemnity. PEB will defend and indemnify Illumina against any
          ---------------
          judgement, damage, liability, loss, cost or other expense, including legal fees ("Liability"), resulting from any third-party claims made or proceedings brought against Illumina to the extent that the Liability arises from the following:

          (A) PEB's negligent or willful act or omission in the manufacture, storage, handling, distribution, use or sale of Collaboration Product; or,

          (B)  from PEB's breach of any warranty set forth in Section 8.

    9.2.  Illumina's Indemnity. Illumina will defend and indemnify PEB against
          --------------------
          any Liability, resulting from any third-party claims made or proceedings brought against PEB to the extent that the Liability arises from the following:

          (A) Illumina's negligent or willful act or omission in the manufacture, storage, handling, distribution, use or sale of Collaboration Product; or,

          (B)  from Illumina's breach of any warranty set forth in Section 8.

    9.3.  Notice; Choice of Attorney. A Party that intends to claim
          --------------------------
          indemnification under this Section 9 (the "Indemnitee") will promptly notify the other Party (the "Indemnitor") of any Liability in respect of which the Indemnitee intends to claim indemnification. The Indemnitor, after it determines that indemnification is required of it, will assume the defense and settlement thereof with counsel of its choice, reasonably satisfactory to the other Party. But, an Indemnitee will have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by counsel. The Indemnitee's failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to Indemnitor's ability to defend the action, will relieve the Indemnitor of any liability to the Indemnitee under this Section 9, but the omission to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 9.

    9.4.  Consent Required. The indemnity provisions in this Section 9 will not
          ----------------
          apply to amounts paid in settlement of any Liability if the settlement is effected without the consent of the Indemnitor.

    9.5.  Cooperation. The Indemnitee under this Section 9, its employees and
          -----------
          agents, will cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. In the event that each Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor will additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

    9.6.  Limitation on Liability. In no event will either Party be liable to
          -----------------------
          the other for incidental, special, consequential, or punitive damages.

10. Quiet Period

    During the period beginning on the Effective Date and ending 6 months thereafter, and inside the Nucleic Acid Field, Illumina will not negotiate with, or enter into any agreement with, a third party with respect to the commercialization of Illumina Pre-Collaboration Intellectual Property, Illumina Collaboration Intellectual Property, or Illumina's interest in Collaboration Joint Intellectual Property.

11. Term and Termination

    11.1.  Term. Unless terminated earlier as provided herein, this Agreement
           ----
           will commence on the Effective Date and will remain in full force until the expiration of the last to expire Subject Patent.

    11.2.  Termination.
           -----------

           11.2.1. This Agreement may be terminated without cause by mutual written agreement of the Parties, effective as of the time specified in such written agreement.

           11.2.2. This Agreement may be terminated by either Party,

                   (A) in the event the other Party files in any court or agency under any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and the petition is not dismissed within 60 days after the filing thereof, or if the other Party will propose or be a Party to any dissolution or liquidation, or if the other Party will make an assignment for the benefit of creditors; or

                   (B) upon any material breach of this Agreement by the other Party; except that,

                        (1) the Party alleging such breach must first give the other Party written notice thereof, which notice must state the nature of the breach in reasonable detail and the other Party must have failed to cure such alleged breach within 60 days after receipt of the notice; and

                        (2) the Party alleging the breach terminates the Agreement within 1 year of first giving the other Party such written notice.


           11.2.3  Survival of Obligations. Upon any termination of this
                   -----------------------
                   Agreement, by expiration of the term or otherwise, neither Party will be relieved of any obligations incurred prior to such termination. Despite any termination of this Agreement, the obligations of the Parties under Sections 4.4, 6.1, 7, 8, 9, 11.2.3, and 13, as well as any other provisions that by their nature are intended to survive any termination, will survive and continue to be enforceable. With respect to the survival of licenses granted in
                Section 6.3,

             (A) if termination of this Agreement is by PEB under Section 11.2.2, licenses granted to PEB under Section 6.3 will survive termination of this Agreement only to the extent that the licenses relate to Collaboration Product that has reached New Product Release prior to such material breach; or

             (B) if termination of this Agreement is by Illumina under Section 11.2.2, licenses granted to Illumina under Section 6.3 will survive termination.

     11.2.4  Refund of Unused Development Funding. In the event that the
              ------------------------------------
     Agreement is terminated by PEB under Section 11.2.2, Illumina will refund to PEB any portion of development funding given to Illumina under Section
     3.7 that is unspent at the time of termination.

12.  Use of Collaboration Product by PEB or Affiliates

     In the event that PEB or an Affiliate of PEB uses Collaboration Product to supply services or information to a third party for commercial purposes, PEB shall make such Collaboration Product available for sale to third parties on commercially reasonable terms and without restriction, by way of license or otherwise, on the ability of such customers to themselves use such Collaboration Product to supply services or information to third parties for commercial purposes. An Affiliate of a Party who desires to purchase or use Collaboration Product will not receive (i) any preferences over and above those granted to preferred third-party customers with respect to price of, the use of, or access to Collaboration Product, or
     (ii) any rights under Collaboration Illumina Intellectual Property, Collaboration Joint Intellectual Property, or Collaboration PEB Intellectual Property, beyond those granted to third party customers with the sale of Collaboration Product.

13.  General Provisions

     13.1.  Force Majeure. If the performance of any part of this Agreement by
            -------------
            either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected will, upon giving written notice to the other Party, be excused from the performance to the extent of the prevention, restriction, interference or delay; provided, however, the affected Party will use its reasonable best efforts to avoid or remove the causes of non-performance and will continue performance with the utmost dispatch whenever the causes are removed. When the circumstances arise, the Parties will discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

     13.2.  Governing Law. This Agreement will be deemed to have been made in
            -------------
            the State of California and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of California.

     13.3.  Books and Records. Using a Party's customary practices and
            -----------------
            procedures in accordance with GAAP, each Party will keep and maintain proper and complete records and books of account sufficient in detail to enable the verification of monies spent and received by each Party in connection with each Party's obligations under this Agreement. The books and records will be retained for a period of at least 6 years. Each Party will provide to the other Party detailed quarterly statements for monies spent and received by each Party in connection with each Party's obligations under this Agreement. Each Party will have the right from time to time (not to exceed once during each calendar year) during normal business hours and upon reasonable notice to inspect in confidence, or have an agent, accountant or other representative inspect in confidence, the books and records. The Party initiating the inspection will bear the costs thereof unless the inspection reveals a discrepancy unfavorable to that Party of at least 10%, in which case the other Party will pay the costs of the inspection. If the inspection results in a final determination that amounts have been overstated or understated, the applicable amount will be refunded or paid promptly by the appropriate Party.

     13.4.  Payments. All payments due under this Agreement will be due 30 days
            --------
            following the start or end, as the case may be, of the relevant Quarter. All payments under this Agreement will be made in United States dollars by wire transfer to a bank account designated by the Party receiving the payment, without deductions of taxes charges and any other duties that may be imposed. For converting payments due on sales made in currencies other than United States dollars into United States dollars, the payments will be converted at the closing commercial sell rate of exchange for United States dollars and each currency involved as quoted by Citibank, N.A., or any successor thereto, in New York on the last business day of the relevant period.

     13.5.  Severability. If a court or an arbitrator of competent jurisdiction
            ------------
            holds any provision of this Agreement to be illegal, unenforceable, or invalid, in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected.

     13.6.  Entire Agreement. This Agreement and the Equity Agreement, and
            ----------------
            exhibits, and schedules referred to in this Agreement constitute the final, complete, and exclusive statement of the terms of the agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the Parties. However, confidential disclosures made under previously executed Confidentiality Agreements between Illumina and PEB will remain subject to the terms of those Confidentiality Agreements. No Party has been induced to enter into this Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this Agreement.

     13.7.  Modification of Agreement. No terms or conditions of this Agreement
            -------------------------
            will be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may supplement, amend, or modify this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

     13.8.  Assignment. Neither Party has the power to assign this Agreement nor
            ----------
            any interest hereunder without the written consent of the other Party. Except that either Party may assign this Agreement or any of its rights or obligations to any Affiliate or to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other Party.

     13.9.  Construction.
            ------------

            13.9.1.  Headings; Sections and Exhibits. Headings contained in this
                     -------------------------------
                     Agreement are for convenience only and will not be used in the interpretation of this Agreement. References herein to sections and exhibits are to the sections and exhibits, respectively, of this Agreement. The exhibits are hereby incorporated herein by reference and made a part of this Agreement. Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing, the provision of this Agreement will prevail.

            13.9.2.  No Construction Against Drafter. Each Party and its counsel
                     -------------------------------
                     have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not apply in interpreting this Agreement.

            13.9.3.  Certain Words and Terms. Unless the context clearly
                      ----------------------
                     requires otherwise,

                     (A) the plural and singular numbers will each be deemed to include the other;

                     (B) the masculine, feminine, and neuter genders will each be deemed to include the others;

                     (C) "will," "will agree," or "agrees" are mandatory, and "may" is permissive;

                     (D)  "or" is not exclusive; and

                     (E)  "includes" and "including" are not limiting.

    13.10.  Counterparts. This Agreement may be executed in any number of
            ------------
            counterparts, and each counterpart will be deemed an original instrument, but all counterparts together will constitute but one agreement.

    13.11.  Notices.
            -------

            13.11.1.  Sufficient Notice. All notices, requests, demands, or
                      -----------------
                      other communications under this Agreement will be in writing. Notice will be sufficiently given for all purposes as follows:

           (A) when personally delivered to the recipient, notice is effective on delivery;

           (B) when mailed certified mail, return receipt requested, notice is effective on receipt, if delivery is confirmed by a return receipt;

           (C) when delivered by Federal Express/Airborne/United Parcel Service/DHL WorldWide, or United States Express Mail, charges prepaid or charged to the sender's account, notice is effective on delivery, if delivery is confirmed by the delivery service; and

           (D) when sent by telex or fax to the last telex or fax number of the recipient known to the Party giving notice, notice is effective on receipt, provided that

               (1) a duplicate copy of the notice is promptly given by first-class or certified mail or by overnight delivery, or

               (2) the receiving Party delivers a written confirmation of receipt. Any notice given by telex or fax will be deemed received on the next business day if it is received after 5:00 p.m. (recipient's time) or on a nonbusiness day.

            13.11.2.  Notice Refused, Unclaimed, Or Undeliverable. Any correctly
                      -------------------------------------------
                   addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the Party to be notified will be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

            13.11.3.  Addresses. Addresses for purpose of giving notice are as
                      ---------
                   follows:



            If to Illumina:                 Illumina, Inc.
                                            9390 Towne Centre Drive, Suite 200
                                            San Diego, CA 92121-3015
                                            FAX No.: 858-587-4297
                                            Attn.: President

            If to PEB                       PE Biosystems
                                            850 Lincoln Centre Drive
                                            Foster City, CA 94404
                                            FAX No.: 650-638-6677
                                            Attn.: President, PE Biosystems


[Signature Page Follows]

The Parties , through their authorized officers, have executed this Agreement as of the Effective Date.

ILLUMINA, INC.                          PE CORPORATION, THROUGH ITS PE
                                        BIOSYSTEMS GROUP



By: _______________________________     By: _______________________________


Name: _____________________________     Name: _____________________________

Title: ____________________________     Title: ____________________________

Date: _____________________________     Date: _____________________________

                                   EXHIBIT 1

                 Technical Milestones and Development Funding
                 --------------------------------------------

                              Technical Milestones

    Milestone #1. Using a bead size and a bead type intended to be employed in commercialized [*], Illumina will produce a fiber bundle containing a [*]. Each of [*] will be confirmed [*].

    Milestone #2. Signals from [*] beads having the [*] will be [*]. [*] changes in the [*] will be [*] with a [*] value of [*].

    In addition, Illumina will demonstrate the [*] among [*]. Each of the [*] will have at least [*]. Within each [*], and across all [*] containing the [*] will exhibit a [*].

    Milestone #3. By combining the [*] from not more than [*], Illumina will demonstrate that the [*] described in Milestone #1 is at least [*]. This [*] will be demonstrated for at least [*] to be specified by PEB. For the purposes of this Milestone 3, an integration time of less than or equal to [*] and a [*] of less than or equal to [*] and a [*] of less than [*] will be used.

    Milestone #4. Illumina will achieve a cost per [*] of less than or equal to [*], and a cost [*] of less than or equal to [*]. Each [*] in each [*] will satisfy the requirements of Milestones #1-#3.

    Milestone #5. Illumina will demonstrate the capability of producing [*] per week, where each [*] in each [*] will satisfy the requirements of Milestones #1-#4.
____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                              Development Funding

                                      [*]

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT 2

                         Alternative Dispute Resolution


In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party excluding any dispute or controversy for which arbitration is prohibited by any applicable law or treaty, and which dispute is not amicably resolved by the good faith efforts of the Parties under
Section 5.4, then such dispute will be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described below:

1) If any Party intends to begin an ADR to resolve a dispute, such Party will provide written notice to counsel for the other Party informing the other Party of such intention and the issues to be resolved. Within 10 business days after the receipt of such notice, the other Party may by written notice to the counsel for the Party initiating ADR, add additional issues to be resolved. From the date of receipt of the ADR notice and until such time as any matter has been finally settled by ADR, the running of the time periods in which a Party must cure a breach of this Agreement will be suspended as to the subject matter of the dispute.

2) Within 5 business days following the receipt of the original ADR notice ("Notice Date") a neutral will be selected by the then President of the Center for Public Resources ("CPR"), 14th Floor, 366 Madison Avenue, New York, New York 10017. The neutral will be an individual who will preside in resolution of any disputes between the Parties. The neutral selected will be a member of the Judicial Panel of the CPR and will not be an employee, director or shareholder of either a Party or of an Affiliate of either Party.

3) Each Party will have 10 business days from the date the neutral is selected to object in good faith to the selection of that person. If either Party makes such an objection, the then president of the CPR will as soon as possible thereafter, select another neutral under the same conditions set forth above. This second selection will be final.

4) No later than 90 business days after selection, the neutral will hold a hearing to resolve each of the issues identified by the Parties.

    a) Each Party will have the right to be represented by counsel at the hearing.

    b) The hearing will be held at such place as agreed upon by the Parties or if they are unable to agree at a place designated by the neutral.

5) The ADR proceeding will be confidential and the neutral will issue appropriate protective orders to safeguard each Parties' Confidential Information. Except as required by law, no Party will make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award of the neutral, will be kept in confidence by the Parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

6) It is the intention of the Parties that discovery, although permitted as described herein, will be limited except in exceptional circumstances. The neutral will permit such limited discovery necessary for an understanding of any legitimate issue raised in the ADR, including the production of documents. Each Party will be permitted but not required to take the deposition of not more than 5 persons, each such deposition not to exceed 6 hours in length. If the neutral believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issue, the neutral may order such additional discovery as the neutral deems necessary. At the hearing the Parties may present testimony (either by live witness or deposition) and documentary evidence. The neutral will have sole discretion with regard to the admissibility of any evidence and all other materials relating to the conduct of the hearing.

7) Each Party will be entitled to no more than 4 hours of hearing to present testimony or documentary evidence. The testimony of both Parties will be presented during the same calendar day. Such time limitation will include any direct, cross or rebuttal testimony, but such time limitation will only be charged against the Party conducting such direct, cross or rebuttal testimony. It will be the responsibility of the neutral to determine whether the Parties have had the 4 hours to which they are entitled. If the neutral believes that exceptional circumstances exist, and additional hearing time is necessary for a full and fair resolution of the issue, the neutral may order such additional hearing time as the neutral deems necessary.

8) At least 15 business days prior to the date set for the hearing, each Party will submit to each other Party and the neutral a list of all documents on which such Party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such Party intends to call at such hearing and a brief summary of each witnesses testimony.

9) At least 5 business days prior to the hearing, each Party must submit to the neutral and serve on each other Party a proposed ruling on each issue to be resolved. Such writing will be limited to presenting the proposed ruling, will contain no argument or analysis of the facts or issues, and will be limited to not more than 10 pages.

10) Not more than 5 business days following the close of hearings, the Parties may each submit post hearing briefs to the neutral addressing the evidence and issues to be resolved. Such post hearing briefs will not be more than 50 pages.

11) The neutral will rule on each disputed issue after the hearing as expeditiously as possible, but in no event more than 30 days after the close of the hearing. The neutral will, in rendering his decision, apply the substantive law of the state of California, U.S.A., and without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration. The neutral is not empowered with the remedy of termination of the Agreement.

12) Any judgment upon the award rendered by the neutral may be entered in any court having jurisdiction thereof. The decision rendered in any such ADR will be final and not appealable, except in cases of fraud or bad faith on the part of the neutral or any Party to the ADR proceeding in connection with the conduct of such proceedings, and will be enforceable in any court of competent jurisdiction.

13) The neutral will have the option to assess costs and expenses to the non-prevailing Party, otherwise the Parties will pay their own costs (including, without limitation, attorneys fees) and expenses in connection with such ADR.